As filed with the U.S. Securities and Exchange Commission on February 25, 2025
Registration No. 333-
_____________________________________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________________________
SI-BONE, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	26-2216351
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

471 El Camino Real, Suite 101
Santa Clara, California 95050
(408) 207-0700
(Address of principal executive offices) (Zip code)
_____________________________________

SI-BONE, Inc. 2018 Equity Incentive Plan
SI-BONE, Inc. 2018 Employee Stock Purchase Plan
(Full titles of the plans)
_____________________________________

Anshul Maheshwari
Chief Financial Officer
SI-BONE, Inc.
471 El Camino Real, Suite 101
Santa Clara, California 95050
(408) 207-0700
(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:
Matthew B. Hemington
Cooley LLP
3175 Hanover Street
Palo Alto, California 94304
(650) 843-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
Pursuant to General Instruction E of Form S-8, SI-BONE, Inc. (the “Registrant”) is filing this Registration Statement for the purpose of registering (a) an additional 2,104,324 shares of its common stock, issuable to eligible persons under its 2018 Equity Incentive Plan (the “2018 Plan”), which common stock is in addition to the shares of common stock previously registered on the Registrant’s Form S-8 registration statements filed on October 19, 2018 (File No. 333-227907), March 22, 2019 (File No. 333-230473), March 11, 2020 (File No. 333-237091), March 10, 2021 (File No. 333-254086), March 1, 2022 (File No. 333-263189), March 2, 2023 (File No. 333-270230), and February 27, 2024 (File No. 333-277402) (the “Prior Forms S-8”) and (b) an additional 420,865 shares of its common stock, issuable to eligible persons under its 2018 Employee Stock Purchase Plan (the “2018 ESPP”), which common stock is in addition to the shares of common stock previously registered on the Prior Forms S-8. The contents of the Prior Forms S-8 are incorporated by reference in this Registration Statement.

PART II
ITEM 3.    INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The following documents filed by the Registrant with the Securities and Exchange Commission (the “SEC”) are incorporated by reference into this Registration Statement:
(a)    The contents of the earlier registration statements on Form S-8 relating to the 2018 Plan and 2018 ESPP, filed with the SEC on October 19, 2018 (File No. 333-227907), March 22, 2019 (File No. 333-230473), March 11, 2020 (File No. 333-237091), March 10, 2021 (File No. 333-254086), March 1, 2022 (File No. 333-263189), March 2, 2023 (File No. 333-270230), and February 27, 2024 (File No. 333-277402).

(b)    The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 25, 2025.

(c)    The description of the Registrant’s Common Stock which is contained in a registration statement on Form 8-A filed on October 11, 2018 (File No. 001-38701) under the Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description, including the Description of SI-BONE, Inc. Common stock filed as Exhibit 4.3 to the Registrant's Form 10-K filed with the SEC on May 5, 2020.

(d)    All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.    EXHIBITS
The exhibits to this Registration Statement are listed below.

		Incorporated by Reference
Exhibit Number	Description	Schedule Form	File Number	Exhibit	Filed On	Filed Herewith
4.1	Amended and Restated Certificate of Incorporation	8-K	001-38701	3.1	October 19, 2018
4.2	Amendment to Amended and Restated Certificate of Incorporation	8-K	001-38701	3.1	June 26, 2024
4.3	Second Amended and Restated Bylaws	8-K	001-38701	3.1	September 20, 2023
4.4	Form of Registrant’s Common Stock Certificate.	S-1/A	333-227445	4.1	October 5, 2018
5.1	Opinion of Cooley LLP.					x
23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.					x
24.1	Power of Attorney (included on the signature page of this Form S-8).					x
99.1	2018 Equity Incentive Plan.	S-1/A	333-227445	10.3	October 5, 2018
99.2	Forms of Stock Option Grant Notice, Option Agreement and Notice of Exercise under the 2018 Equity Incentive Plan.	S-1/A	333-227445	10.4	October 5, 2018
99.3	Forms of Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement under the 2018 Equity Incentive Plan.	S-1/A	333-227445	10.5	October 5, 2018
99.4	2018 Employee Stock Purchase Plan.	S-1/A	333-227445	10.6	October 5, 2018
99.5	Form of Performance-Based Restricted Stock Unit Agreement	8-K	001-38701	10.1	January 10, 2022
99.6	Form of Financial Performance-Based Restricted Stock Unit Agreement	10-K	001-38707	10.29	February 25, 2025
107	Filing Fee Table					x

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on this 25th day of February 2025.

SI-BONE, Inc.

By:	/s/ Laura A. Francis
Laura A. Francis
Chief Executive Officer

POWER OF ATTORNEY
Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Laura A. Francis, and Michael A. Pisetsky, each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in their name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Laura A. Francis	Chief Executive Officer and Director (Duly Authorized Officer and Principal Executive Officer)	February 25, 2025
Laura A. Francis

/s/ Anshul Maheshwari	Chief Financial Officer (Principal Financial and Accounting Officer)	February 25, 2025
Anshul Maheshwari

/s/ Timothy E. Davis, Jr.	Director	February 25, 2025
Timothy E. Davis, Jr.

/s/ Jeffrey W. Dunn	Chairman of the Board of Directors	February 25, 2025
Jeffrey W. Dunn

/s/ John G. Freund, M.D.	Director	February 25, 2025
John G. Freund, M.D.

/s/ Jeryl L. Hilleman	Director	February 25, 2025
Jeryl L. Hilleman

/s/ Gregory K. Hinckley	Director	February 25, 2025
Gregory K. Hinckley

/s/ Mika Nishimura	Director	February 25, 2025
Mika Nishimura

/s/ Thomas A. West	Director	February 25, 2025
Thomas A. West

/s/ Daniel Wolf	Director	February 25, 2025
Daniel Wolf